                                                                    Exhibit 21.2
[WFS LETTERHEAD]



                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1999
                    for Distribution Date of October 20, 1999

COLLECTIONS
                                                                                            DOLLARS
Payments received                                                                                    106,312,661.04
  Plus:
        Servicer Advances                                                       1,540,727.27
        Reimbursement of holds                                                    651,981.86
                                                                              --------------
                                                                                                       2,192,709.13
  Less:
        Reimbursement Advances
        Funds deposited in Holds Account                                         (486,095.82)
                                                                               (1,505,671.23)
                                                                              ---------------
                                                                                                      (1,991,767.05)
                                                                                                     --------------
Total Funds Available for Distribution                                                               106,513,603.12
                                                                                                     ==============


DISTRIBUTIONS

  Servicing Fee                                                                 3,042,380.00
  Trustee and Other Fees                                                          408,459.56
  Other Miscellaneous Payments                                                    489,750.00
                                                                                ------------
                                                                                                       3,940,589.56
  Note Interest Distributable Amount - Class A-1             3,162,914.17
  Note Interest Distributable Amount - Class A-2             4,352,390.17
  Note Interest Distributable Amount - Class A-3             6,659,173.33
  Note Interest Distributable Amount - Class A-4             2,235,408.33

                                                            -------------
      Total Note Interest Distributable Amount              16,409,886.00

  Certificate Interest Distributable Amount                  2,098,250.00
                                                            -------------

Total Interest Distribution                                                    18,508,136.00



  Note Principal Distributable Amount - Class A-1           79,325,033.62
  Note Principal Distributable Amount - Class A-2 thru A-4           0.00

  Certificate Principal Distributable Amount                         0.00
                                                            --------------

Total Principal Distribution                                                   79,325,033.62
                                                                               -------------

Total Principal and Interest Distribution                                                             97,833,169.62

  Spread Account Deposit                                                                               4,739,843.94

Total Distributions                                                                                  106,513,603.12
                                                                                                     ==============

                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1999
                    for Distribution Date of October 20, 1999

PORTFOLIO DATA:
                                                             # of loans
      Beginning Security Balance                                     78,598                        1,000,000,000.00

          Less: Scheduled Principal Balance                               0     (43,918,614.44)
                Full Prepayments                                     (3,365)    (30,734,951.74)
                Partial Prepayments                                       0               0.00
                Liquidations                                           (376)     (4,671,467.44)
                                                                                --------------
                                                                                                     (79,325,033.62)
                                                                                                    ---------------
      Ending Security Balance                                        74,857                          920,674,966.38

OTHER RELATED INFORMATION:

Spread Account:

  Beginning Balance                                                               40,000,000.00
        Deposits                                                                   4,739,843.94
        Reductions                                                                         0.00
                                                                                ---------------
  Ending Balance                                                                                      44,739,843.94

  Beginning Initial Deposit Repayment                                             40,000,000.00
        Repayments                                                                         0.00
                                                                                ---------------
  Ending Initial Deposit Repayment                                                                    40,000,000.00

Modified Accounts:
  Principal Balance                                                                        0.00%               0.00
  Scheduled Balance                                                                        0.00%               0.00

Servicer Advances
  Beginning Unreimbursed Advances:                                                         0.00
  New Advances                                                                     1,540,727.27
  Advances Reimbursed                                                               (486,095.82)
                                                                               ----------------
  Ending Unreimbursed Advances:                                                                        1,054,631.45

Holding Account:
  Beginning Balance                                                                        0.00
  Funds Deposited                                                                  1,505,671.23
  Withdrawal to Collection Account                                                  (651,981.86)
                                                                                ---------------
  Ending Balance                                                                                         853,689.37

Net Charge-Off Data:                                         # of loans
  Charge-Offs                                                           231        1,434,499.47
  Recoveries                                                           (104)        (290,925.07)
                                                                               ----------------
  Net Charge-Offs                                                       127                            1,143,574.40

Delinquencies (P&I):                                         # of loans
  30-59 Days                                                          1,107       11,982,250.31
  60-89 Days                                                            327        3,596,317.65
  90-119 Days                                                            95          980,365.76
  120 days and over                                                       0                0.00


Repossessions                                                            52          429,242.78

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
9.01 of the Sale and Servicing Agreement)                                 0                                    0.00

Charge-Off Percentage                                                                                          1.33%

Delinquency Percentage                                                                                         0.29%

WAC                                                                                                         14.6324%
WAM                                                                                                          56.358

                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 1999
                    for Distribution Date of October 20, 1999

                                    BEGINNING                         PRIOR        CURRENT                         REMAINING
                  ORIGINAL         OUTSTANDING                       PRINCIPAL     PRINCIPAL                      OUTSTANDING
                  PRINCIPAL         PRINCIPAL         PRINCIPAL      CARRYOVER     CARRYOVER       PRINCIPAL       PRINCIPAL
  CLASSES          BALANCE           BALANCE        DISTRIBUTABLE    SHORTFALL     SHORTFALL     DISTRIBUTION       BALANCE
------------------------------------------------------------------------------------------------------------------------------
    A-1         190,000,000.00    190,000,000.00    79,325,033.62       0.00          0.00       79,325,033.62   110,674,966.38

    A-2         242,000,000.00    242,000,000.00             0.00       0.00          0.00                0.00   242,000,000.00

    A-3         348,000,000.00    348,000,000.00             0.00       0.00          0.00                0.00   348,000,000.00

    A-4         115,000,000.00    115,000,000.00             0.00       0.00          0.00                0.00   115,000,000.00

Certificate     105,000,000.00    105,000,000.00             0.00       0.00          0.00                0.00   105,000,000.00
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL       1,000,000,000.00  1,000,000,000.00    79,325,033.62       0.00          0.00       79,325,033.62   920,674,966.38
================================================================================================================================


                     TOTAL
                   PRINCIPAL
                  AND INTEREST
  CLASSES         DISTRIBUTION
-----------------------------------
    A-1           82,487,947.79

    A-2            4,352,390.17

    A-3            6,659,173.33

    A-4            2,235,408.33

Certificate        2,098,250.00
-------------------------------
  TOTAL           97,833,169.62
===============================


                                                    PRIOR        CURRENT
                                                  INTEREST      INTEREST
   NOTE          INTEREST     CALCULATED          CARRYOVER     CARRYOVER      INTEREST
  CLASSES          RATE        INTEREST           SHORTFALL     SHORTFALL     DISTRIBUTION
------------------------------------------------------------------------------------------
    A-1           5.399%     3,162,914.17           0.00          0.00       3,162,914.17

    A-2           5.833%     4,352,390.17           0.00          0.00       4,352,390.17

    A-3           6.320%     6,659,173.33           0.00          0.00       6,659,173.33

    A-4           6.420%     2,235,408.33           0.00          0.00       2,235,408.33

Certificate       6.600%     2,098,250.00           0.00          0.00       2,098,250.00
------------------------------------------------------------------------------------------
   TOTAL                    18,508,136.00           0.00          0.00      18,508,136.00
==========================================================================================


                 DEFICIENCY             POLICY
   NOTE            CLAIM                CLAIM
  CLASSES          AMOUNT               AMOUNT
----------------------------------------------
    A-1             0.00               0.00

    A-2             0.00               0.00

    A-3             0.00               0.00

    A-4             0.00               0.00

Certificate         0.00               0.00
----------------------------------------------
   TOTAL            0.00               0.00
==============================================


Note Percentage                  100.000000%


Certificate Percentage             0.000000%